Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-200324 and 333-199865) and Form S-8 (333-191485) of Ring Energy, Inc. of our report dated March 15, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Eide Bailly LLP

Eide Bailly LLP

Salt Lake City, Utah
March 15, 2016

www.eidebailly.com

5 Triad Center, Ste. 750 | Salt Lake City, UT 84180-1128 | T 801.532.2200 | F 801.532.7944 | EOE